Exhibit 1.1

ALEXANDRIA REAL ESTATE EQUITIES, INC.

1,200,000 Shares of Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

September 20, 2005

UNDERWRITING AGREEMENT

September 20, 2005

A.G. EDWARDS & SONS, INC.

One North Jefferson Avenue
St. Louis, Missouri 63103

Ladies and Gentlemen:

Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to A.G. Edwards & Sons, Inc. (the “Underwriter”) an aggregate of 1,200,000 shares (the “Firm Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company.  In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriter the option to purchase from the Company up to an additional 180,000 shares of Common Stock (the “Additional Shares”).  The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.”  The Shares are described in the Prospectus which is referred to below.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a Registration Statement (as defined below), including a prospectus which incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  The Company has prepared a prospectus supplement (the “Prospectus Supplement”) to the prospectus included as part of the Registration Statement setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business.   Except where the context otherwise requires, the registration statement filed on Form S-3 (File No. 333-118082), when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in the Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and also including any other registration statement filed pursuant to Rule 462(b) under the Securities Act, is herein called the “Registration Statement,” and the prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second Business Day (as defined below) following the date of this Underwriting Agreement (the “Agreement”), is herein called the “Prospectus.”  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.  For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), and such copy, as the case may be, shall be identical in content to any Prospectus delivered to the Underwriter for use in connection with the offering of the Shares.

The Company and the Underwriter agree as follows:

1.             Sale and Purchase.  Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriter, and the Underwriter agrees to purchase from the Company the Firm Shares at a purchase price of $81.00 per Share.  The Company is advised by the Underwriter that the Underwriter intends (i) to make a public offering of the Firm Shares as soon as the Underwriter deems advisable after this Agreement has been executed and delivered and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus.  The Underwriter may from time to time increase or decrease the public offering price after the initial public offering of the Shares to such extent as it may determine.

In addition, the Company hereby grants to the Underwriter the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase from the Company all or such portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriter to the Company for the Firm Shares.  This option may be exercised by the Underwriter at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be (i) earlier than the time of purchase (as defined below) or (ii) unless otherwise agreed to by the Company and the Underwriter, earlier than the second or later than the tenth Business Day after the date on which the option shall have been exercised.  As used herein “Business Day” shall mean a day on which the New York Stock Exchange (“NYSE”) is open for trading or commercial banks in the City of New York are open for business.

2.             Payment and Delivery of Firm Shares.  Delivery of the certificates for the Firm Shares to the Underwriter through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriter shall be made against payment of the purchase price for the Firm Shares by or on behalf of the Underwriter to the Company by federal funds wire transfer.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on September 23, 2005 (unless another time shall be agreed to by the Underwriter and the Company).  The time at which such payment and delivery of the Firm Shares are actually made is herein called the “time of purchase.”  Certificates for the Firm Shares shall be delivered to the Underwriter, through the facilities of DTC, in book-entry form in such names and in such denominations as the Underwriter shall specify no later than the second Business Day preceding the time of purchase.  For the purpose of expediting the checking of the certificates for the Firm Shares by the Underwriter, the Company agrees to make such certificates available to the Underwriter for such purpose at DTC or its designated custodian at least one full Business Day preceding the time of purchase.

3.             Payment and Delivery of Additional Shares.  Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase.  Certificates for the Additional Shares shall be delivered to the Underwriter, through the facilities of DTC, in book-entry form in such names and in such denominations as the Underwriter shall specify no later than the second Business Day preceding the additional time of purchase.  For the purpose of expediting the checking of the certificates for the Additional Shares by the Underwriter, the Company agrees to make such certificates available to the

Underwriter for such purpose at DTC or its designated custodian at least one full Business Day preceding the additional time of purchase.

4.             Representations and Warranties.  The Company and the Underwriter agree as follows:

(a)           The Registration Statement has been filed with the Commission; the Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Underwriter, excluding exhibits thereto but including all documents incorporated by reference in the Prospectus, have been declared effective by the Commission in such form; other than (i) the Registration Statement, (ii) certain prospectus supplements relating to prior offerings of securities sold pursuant to the Registration Statement which have been filed with the Commission pursuant to Rule 424(b) of the Securities Act, and (iii) the Company’s periodic and current reports, no other document with respect to the Registration Statement or any document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission;

(b)           The documents incorporated by reference into the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference into the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information concerning the Underwriter furnished in writing to the Company by the Underwriter expressly for use therein;

(c)           The Registration Statement, at the time it became effective, conformed, and any further amendments or supplements to the Registration Statement, when they become effective, will conform, in all material respects to the requirements of the Securities Act and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information concerning the Underwriter furnished in writing to the Company by the Underwriter expressly for use therein;

(d)           The Prospectus, when filed with the Commission and at the time of purchase and, if applicable, at the additional time of purchase, conformed or will conform, and any amendment or supplement thereto, at the respective times of filing with the Commission, will conform, in all material respects to the requirements of the Securities Act, and will not, as of such respective filing times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information concerning the Underwriter furnished in writing to the Company by the Underwriter expressly for use therein; and the Prospectus Supplement has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Securities Act on or before the second Business Day following the date of this Agreement.

(e)           Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, that singly or in the aggregate could be reasonably expected to have a material adverse effect, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any subsidiary of the Company that constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X (each such significant subsidiary, a “Subsidiary”), or any Material Adverse Effect or any development involving a Material Adverse Effect, in any such case, otherwise than as set forth or contemplated in the Prospectus;

(f)            The Company and its subsidiaries have good and marketable title in fee simple to all real property (other than (i) the Company’s ground leasehold interest in the 3165 Porter Drive, 2425 Garcia Avenue, 2400 and 2450 Bayshore Parkway, Buildings 79 and 96 Charlestown Navy Yard, 8000, 9000 and 10,000 Virginia Manor Road and 2625, 2627 and 2631 Hanover Street properties, 108 Alexander Road, 9220 Medical Center Drive and (ii) the Company’s interest in the 1311, 1401 and 1431 Harbor Bay Parkway property, in which the Company owns a commercial condominium interest together with an undivided interest in the common areas of the project in which the property is a part) and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except for the related mortgage indebtedness described in the Prospectus and such other liens, encumbrances and defects as are described in the Prospectus or such as could not reasonably be expected to have a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease (other than ground leases referred to above) by the Company and its subsidiaries that are described in the Prospectus are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(g)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and other assets and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization; each Subsidiary and its jurisdiction of organization is set forth on Schedule 1(g) hereto; each of the Company’s subsidiaries has power and authority (corporate and other) to own its properties and other assets and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation, partnership, limited liability company or other entity, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(h)           The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the stock contained in the Prospectus under the heading “Description of Capital Stock” or in the documents incorporated by reference into the Prospectus; and all of the issued shares of capital stock, partnership interests or membership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except such as are described in the Prospectus or such as do not materially interfere with the ownership thereof by the Company and its subsidiaries in each case, except as would not have a Material Adverse Effect;

(i)            The Shares to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, will conform to the description of the Common Stock contained in the Prospectus and will not be subject to any preemptive rights of any security holder of the Company; no holder of Shares will be subject to personal liability by reason of being such a holder;  except as set forth in the Prospectus, the issuance, sale or offering of the Shares by the Company will not give rise to any options to purchase, or any preemptive or other rights or warrants to subscribe for, or any obligations or commitments of the Company to issue, sell, convert, exchange or register with the Commission any shares of stock, warrants, convertible securities or obligations of the Company or any shares of stock of or membership interests or partnership interests in any subsidiary or any such warrants, convertible securities or obligations;

(j)            The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that could not be reasonably expected to result in a Material Adverse Effect, (ii) result in any violation of the provisions of the charter or bylaws of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such violations that could not be reasonably expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications (i) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter, (ii) as may be required pursuant to the listing requirements of the NYSE, (iii) as may be required by the National Association of Securities Dealers, Inc. (“NASD”) or (iv) as have already been obtained;

(k)           Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or similar organizational document or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of this clause (ii), for such defaults that could not be reasonably expected to result in a Material Adverse Effect;

(l)            Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or other assets of the Company or any of its subsidiaries is the subject which could reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(m)          The Company is not and, after giving effect to the offering and sale of the Shares, will not be required to be registered as, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(n)           Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries and certain properties acquired by the Company and its subsidiaries, are independent public accountants as required by the Securities Act;

(o)           The Company and its subsidiaries have filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Effect) and have paid all taxes required to be paid and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect;

(p)           Commencing with the Company’s taxable year ended December 31, 1996, the Company has been, and upon the sale of the Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”); the proposed method of operation of the Company as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code; the Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code; and the Company has no present intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT;

(q)           Except as set forth in the Prospectus, the Company has no knowledge of (i) the presence of any hazardous substances, hazardous materials, toxic substances or hazardous or toxic wastes (collectively, “Hazardous Materials”) on any of the properties owned by it in violation of law or in excess of regulatory action levels that could reasonably be expected to have a Material Adverse Effect or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or from such properties as a result of any construction on or operation and use of such properties, which presence or occurrence could reasonably be expected to have a Material Adverse Effect; and in connection with the construction on or operation and use of the properties owned by the Company, it has no knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, agency requirements, ordinances and administrative and judicial orders that could reasonably be expected to have a Material Adverse Effect;

(r)            The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, changes in financial position, stockholders’ equity and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein); the summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein; in addition, to the extent applicable, the pro forma financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; furthermore, all financial statements required by Rule 3-14 of Regulation S-X (“Rule 3-14”) have been included or incorporated by reference in the Registration Statement and the Prospectus and any such financial statements are in conformity with the requirements of Rule 3-14; and no other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Securities Act;

(s)           The Company has not relied upon the Underwriter or legal counsel for the Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Shares, except with respect to the Blue Sky survey prepared by legal counsel for the Underwriter;

(t)            The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to material assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for material assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences;

(u)           As required by Rule 13a-15 under the Exchange Act, the Company’s principal executive officer, principal financial officer, and other members of senior management have evaluated, as of June 30, 2005, the design and operations of the disclosure controls and procedures of the Company.  Based on this evaluation, the Company’s Chief Executive Officer and Chief Financial Officer have concluded that the disclosure controls and procedures effectively ensure that information required to be disclosed in the Company’s filings and submissions with the Commission under the Exchange Act, is accumulated and communicated to our management (including the principal executive officer and principal financial officer) and is recorded, processed, summarized and reported within the time periods specified by the Commission. In addition, there have not been any significant changes in the Company’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that could significantly affect the Company’s internal control over financial reporting since June 30, 2005.

(v)           any statistical and market-related data included in the Registration Statement and the Prospectus are based on the Company’s own research or derived from external sources that, in either case, the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(w)          During the period of at least the last 24 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act; during the period of at least the last 36 calendar months preceding the filing of the Registration Statement, the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act; and as of the date of this Agreement, the aggregate market value of the Company’s voting stock held by nonaffiliates of the Company was equal to or greater than $150 million;

(x)            The Company has not taken, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any stock of the Company to facilitate the sale or resale of any of the Shares; and

(y)           To the Company’s knowledge after due inquiry, the Company and its directors and officers, in their respective capacities as such, are in compliance with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder.

5.             Certain Covenants of the Company.  The Company hereby covenants and agrees with the Underwriter:

(a)           To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the later of the time of purchase and, if applicable, the additional time of purchase which shall be reasonably disapproved by the Underwriter promptly after reasonable notice thereof; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Shares; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b)           Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)           Prior to noon, New York City time, on the Business Day next succeeding the date of this Agreement (or prior to 5:00 P.M., New York City time, on such next Business Day if the time of purchase is the fourth Business Day following the date of this Agreement) and from time to time thereafter, to furnish the Underwriter with copies of the Prospectus in New York City in such quantities as the Underwriter may reasonably request and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the opinion of Underwriter’s counsel, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and upon its request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Underwriter’s request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many copies as the Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(d)           To make generally available to its security holders, and to deliver to the Underwriter, as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 under the Securities Act);

(e)           During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus Supplement, the Company will not, without the Underwriter’s prior written consent, offer, sell, contract to sell, or otherwise dispose of any Common Stock, other than (1) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, or (2) in connection with acquisitions of assets or businesses in which Common Stock is issued as consideration;

(f)            To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year, to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g)           During a period of five years from the effective date of the Registration Statement to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to stockholders and not publicly available on the Commission’s EDGAR system, and to deliver to the Underwriter (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed unless such reports or financial statements are publicly available on the Commission’s EDGAR system (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); and (ii) such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request;

(h)           To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(i)            To use its reasonable best efforts to cause the Shares to be listed on the NYSE and to maintain such listing and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE;

(j)            To engage and maintain, at its expense, a registrar and transfer agent for the Shares;

(k)           To continue to qualify as a REIT under the Code and to use its best efforts to continue to meet the requirements to qualify as a REIT unless the Board of Directors of the Company determines (as evidenced by a Board resolution) in good faith that meeting such requirements is not in the best interests of the Company;

(l)            Not to be or become, at any time prior to the expiration of three years after the time of purchase or additional time of purchase, whichever is later, required to be registered as an “investment company,” as such term is defined in the Investment Company Act;

(m)          If the Company elects to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement, and at the time of filing to either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act;

(n)           To comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus, unless the Board of Directors of the Company determines (as evidenced by a Board resolution) in good faith that meeting such requirements is not in the best interests of the Company;

(o)           Not to, at any time, directly or indirectly, take any action designed to, or which might reasonably be expected to, cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization of the price of its stock to facilitate the sale or resale of any of the Shares;

(p)           To pay or cause to be paid: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement any Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof; (iv) all fees and expenses in connection with listing the Shares on the NYSE; (v) the filing fees incident to securing any required review by the NASD of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section (it is understood, however, that, except as provided in this Section, and Sections 6, 8 and 9 hereof, the Underwriter will pay all of its own costs and expenses, including the fees and disbursements of its counsel, stock transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make);

(q)           The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

6.             Reimbursement of Underwriter’s Expenses.  If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the default by the Underwriter in its obligations hereunder, the Company shall, in addition to paying the amounts described in

Section 5(p) hereof, reimburse the Underwriter for its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel.

7.             Conditions of Underwriter’s Obligations.  The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at each of the time of purchase and, if applicable, the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriter’s reasonable satisfaction and no state securities authority shall have suspended the qualification or registration of the Shares for offering or sale in any jurisdiction;

(b)           Clifford Chance US LLP, counsel for the Underwriter, shall have furnished to the Underwriter their written opinion or opinions, in the form attached as Schedule 7(b) hereto, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance satisfactory to the Underwriter;

(c)           Mayer, Brown, Rowe & Maw LLP, counsel for the Company, shall have furnished to the Underwriter their written opinion, in the form attached as Schedule 7(c) hereto, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Underwriter;

(d)           Venable LLP, special Maryland counsel for the Company, shall have furnished to the Underwriter their written opinion, in the form attached as Schedule 7(d) hereto, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Underwriter;

(e)           On the date of the Prospectus, at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the time of purchase or the additional time of purchase, as the case may be, Ernst & Young LLP shall have furnished to the Underwriter a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriter, to the effect set forth in Schedule 7(e)-A hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Schedule 7(e)-B hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each time of purchase or additional time of purchase, as the case may be, is attached as Schedule 7(e)-C hereto);.

(f)            The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses;

(g)           The Company shall have furnished or caused to be furnished to the Underwriter at the time of purchase or the additional time of purchase, as the case may be, certificates of officers of the

Company reasonably satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company herein at and as of the time of purchase or the additional time of purchase, as the case may be, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the time of purchase or the additional time of purchase, as the case may be, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as the Underwriter may reasonably request;

(h)           All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the time of purchase or the additional time of purchase, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424; and

(i)            The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements and, if necessary, the NASD shall have approved the underwriting terms and arrangements and such approval shall not have been withdrawn or limited.

8.             Termination. The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter, at any time prior to the time of purchase or, if applicable, the additional time of purchase, (i) if any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) if any material adverse change occurs (financial or otherwise)(other than as disclosed in, contemplated by or incorporated by reference into, the Registration Statement and Prospectus), in the operations, business, net worth, condition or prospects of the Company, or a material change in management of the Company occurs, whether or not arising in the ordinary course of business, which would make it impracticable, in the Underwriter’s sole judgment, to market the Shares, (iii) if the United States shall have declared war in accordance with its constitutional processes or there has occurred since the date of this Agreement an outbreak or escalation of hostilities or other national or international calamity or crisis, act of terrorism or act of God, or change in economic, political or other conditions the effect of which on the financial markets of the United States is so material as to make it, in the sole judgment of the Underwriter, impracticable to market the Shares or enforce contracts for the sale of the Shares, (iv) if trading in any securities of the Company has been suspended by the Commission or by the NYSE, or if trading generally on the NYSE has been suspended (including an automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on or minimum prices for trading (other than limitations on hours or numbers of days of trading) shall have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or Nasdaq or by order of the Commission or any other governmental authority, or (v) if a banking moratorium shall have been declared by New York or United States authorities or if there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States.

If the Underwriter elects to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly by telephone, which shall be promptly confirmed by facsimile.

If the sale to the Underwriter of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(p), 6 and 9 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

9.             Indemnity and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless the Underwriter, its partners, directors and officers, and any Person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons from and against any loss, damage, expense, liability or claim (including, but not limited to, the reasonable cost of investigation) which, jointly or severally, the Underwriter or any such Person may incur under the Securities Act, the Exchange Act, federal or state statutory law or regulation, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Prospectus and the Prospectus as amended or supplemented by the Company), or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission, (ii)  any omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or alleged failure to act by the Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, damage, expense, liability, claim or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, damage, expense, liability, claim or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Underwriter to the Company expressly for use with reference to the Underwriter in the Registration Statement or the Prospectus or arises out of or is based upon any omission or alleged omission to state in any such document a material fact in connection with such information required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against the Underwriter or any such Person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Underwriter or such Person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Underwriter or any such Person or otherwise.  The Underwriter or such controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or of such Person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The Company shall not be liable for any settlement of any such Proceeding effected without its written consent (which shall not be unreasonably withheld) but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Underwriter and any such Person from and against any loss or liability by reason of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)           The Underwriter agrees to indemnify, defend and hold harmless the Company, any Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director of the Company and each officer of the Company who signed the Registration Statement from and against any loss, damage, expense, liability or claim (including, but not limited to, the reasonable cost of investigation) which, jointly or severally, the Company or any such Person may incur under the Securities Act, the Exchange Act, federal or state statutory law or regulation, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Underwriter to the Company expressly for use with reference to the Underwriter in the Registration Statement or the Prospectus or arising out of or based upon any omission or alleged omission to state in any such document a material fact in connection with such information required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

If any Proceeding is brought against the Company or any such Person in respect of which indemnity may be sought against the Underwriter pursuant to the foregoing paragraph, the Company or such Person shall promptly notify the Underwriter in writing of the institution of such Proceeding and the Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Underwriter shall not relieve the Underwriter from any liability which the Underwriter may have to the Company or any such Person or otherwise.  The Company or such Person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such Person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such Proceeding or the Underwriter shall not have employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are in conflict with those available to the Underwriter (in which case the Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Underwriter), in any of which events such fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The Underwriter shall not be liable for any settlement of any such Proceeding effected without the written consent of the Underwriter but if settled with the written consent of the Underwriter, the Underwriter agrees to indemnify and hold harmless the Company and any such Person from and against any loss or liability by reason of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c)           If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then in order to provide just and equitable contribution in such circumstance, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if, but only if, the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the shares.  The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

(d)           The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above.  Notwithstanding the provisions of this Section 9, the Underwriter shall be liable or responsible for, or be required to contribute, any amount pursuant to this Section 9 in excess of the amount of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)           The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its directors and officers or any Person (including each partner, officer or director of such Person) who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.  The Company and the Underwriter agree promptly to notify each other upon the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

10.           Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriter, shall be sufficient in all respects if delivered by hand or sent by facsimile or certified mail to A.G. Edwards & Sons, Inc., One North Jefferson Avenue, St. Louis, Missouri, 63103, Attention:  Syndicate Department, and if to the Company, shall be sufficient in all respects if delivered by hand or sent by facsimile or certified mail to the Company at the offices of the Company as set forth on the Registration Statement, Attention: Secretary.

11.           Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12.           Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. The Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

13.           Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriter, the Company and to the extent provided in Section 9 hereof the controlling Persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, pursuant representatives and executors and administrators.  No other Person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

14.           Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement between the parties.

15.           Successors and Assigns.  This Agreement shall be binding upon the Underwriter and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Underwriter’s businesses and/or assets.

If the foregoing correctly sets forth the understanding among the Company and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this letter and the Underwriter’s acceptance shall constitute a binding agreement among the Company and the Underwriter.

Very truly yours,

ALEXANDRIA REAL ESTATE EQUITIES, INC.

By:	/s/ Dean A. Shigenaga
Name: Dean A. Shigenaga
Title: Chief Financial Officer

A.G. EDWARDS & SONS, INC.

By:	/s/ Douglas D. Rubenstein
Name: Douglas D. Rubenstein
Title: Managing Director